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                                                                    Exhibit 99.1

                     STATEMENT OF CHIEF EXECUTIVE OFFICER OF
                 HIGHWOODS PROPERTIES, INC., GENERAL PARTNER OF
                      HIGHWOODS REALTY LIMITED PARTNERSHIP

     In connection with the Quarterly Report of Highwoods Realty Limited Partnership (the "Operating Partnership") on Form 10-Q for the period ended September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ronald P. Gibson, President and Chief Executive Officer of Highwoods Properties, Inc., general partner of the Operating Partnership, certify, pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to
(S) 906 of the Sarbanes-Oxley Act of 2002, that:

     1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.


   /s/ Ronald P. Gibson
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Ronald P. Gibson
President and Chief Executive Officer of the General Partner
November 14, 2002